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                                  EXHIBIT 23.2

                    CONSENT OF BERRY, DUNN, MCNEIL & PARKER
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                  [LETTERHEAD OF BERRY, DUNN, MCNEIL & PARKER]



                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
KSB Bancorp, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of KSB Bancorp, Inc. of our report dated January 22, 1996, relating to the consolidated balance sheets of KSB Bancorp, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-KSB of KSB Bancorp, Inc.

                                 /s/ BERRY, DUNN, McNEIL & PARKER


                                 Portland, Maine
                                 February 14, 1997